                                                                   EXHIBIT 10.32



                                                           LSI LOGIC CORPORATION
                                                        ASIC TERMS OF ENGAGEMENT


These Terms of Engagement define the requirements and procedures that LSI and the Customer agree will govern all stages in the development and production of one or more ASIC devices subject to the attached ASIC Development Proposal.

1.   PROJECT PARAMETERS

     1.1 Engineering Activities. The engineering activities relating to the ASIC(s) covered by the attached ASIC Development Proposal (the "Product") and applicable conditions are stipulated in the attached Statement of Work ("SOW"). Each party will exercise reasonable diligence and apply industry standard engineering practices to perform, their designated responsibilities. In addition, each party will cooperate with the other party for the timely achievement of project milestones.

     1.2 Design Operating Rules. Customer specifications supplied by Customer to LSI for use in the design of the Product will be compatible with LSI's FlexStream(R) design system by which LSI will verify all design and engineering work. Customer and LSI mutually acknowledge that all design milestones and schedules for deliverables are estimates only. Customer and LSI will indicate in writing acceptance of the completion of each milestone in conformity with the SOW.

     1.3 Design Changes. LSI will exercise reasonable efforts to accommodate Customer's requests for changes to the SOW and/or the design of the Product at such times during the performance of the SOW where such charges are practicable. Such requests will be submitted to LSI in writing, whereupon LSI will promptly evaluate such requests and inform Customer of the possible effects on the SOW, including (i) the effect upon the original schedule for completion of the engineering activities caused by the requested changes, (ii) the effect on the Development Engineering Charge ("Charge") for the Product, (iii) the effect on production unit pricing due to die size, package, or other changes, and (iv) such other factors as LSI believes to be relevant. Unless the parties agree otherwise following evaluation of any such request, the parties will continue their respective activities under the SOW pending agreement to modify the SOW.

     1.4 Prototype Release. Upon completion of the engineering milestones specified in the SOW, LSI will manufacture and deliver 20 prototypes to Customer. Customer acknowledges that prototypes are delivered and intended for evaluation purposes only and are not intended for other use in or resale for use in any system or application. LSI will ship prototypes on a timely basis in accordance with LSI's then-current prototype shipment schedule.

     1.5 Prototype Approval. Customer will promptly evaluate the prototypes and advise LSI whether Customer agrees that the prototypes conform to the agreed upon specifications for the Product. If Customer concludes that the prototypes are conforming, then Customer will sign and submit to LSI a Prototype Approval Form as shown in Exhibit B. If Customer concludes that the prototypes do not conform to such specifications for the Product, Customer will fully describe all perceived deficiencies in writing to LSI within 30 days of delivery of the prototypes. In such event, Customer and LSI will cooperate to resolve and, as appropriate, to develop and implement a plan of corrective action to remedy all perceived defects in the Product. LSI will not commence production of the Product until after it receives written confirmation of prototype acceptance from Customer. A purchase order for production units does not substitute for written confirmation of prototype acceptance by Customer.

     1.6 Product Rework. If additional engineering work is deemed necessary to complete the Product, the parties will contribute additional resources as mutually agreed. Product rework includes the following:

          1.6.1 Product redesign. A Product redesign is a modification of the Product either before or after prototypes have been delivered to Customer, whereby Customer desires to change the functionality or performance of the Product and receive new Prototypes prior to production release. In this case, Customer and LSI will agree upon and generate a new SOW. LSI will evaluate the SOW and determine the new Charge to be paid by Customer and any potential change in Product price as a result of die size, package or other changes.


LSI LOGIC CONFIDENTIAL                 1                           TERMS OF SALE

          1.6.2 Production respin. A Product respin is a redesign of the Product due to a deficiency in the initial design of the Product substantially caused by LSI as evidenced in the prototypes. If a prototype fails as a result of an error believed to be caused by LSI, Customer will fully describe to LSI the perceived deficiency in writing within 30 days of delivery of the prototypes. LSI will be given adequate time and opportunity to evaluate the information provided by Customer and to verify and perceived deficiency. If LSI agrees that such error is the responsibility of LSI, LSI will correct the problem and be liable for the cost of the respin. If Customer decides to modify the functionality or performance of the Product during the respin process, the parties will generate a new SOW. Customer will be liable for additional Charges and for revised Product pricing that may occur as a result of such design change.

     1.7 Preproduction Orders. Any Product shipped over and above the initial Prototype quantities prior to the confirmation of approval of the Product by Customer is "Preproduction" product. Preproduction product will be subject to terms separately agreed upon by the parties. Customer acknowledges that preproduction product is manufactured solely as an accommodation to Customer. Preproduction product is not fully qualified, and therefore is not covered by any warranty. The Customer assumes full financial liability for preproduction product, without regard to issues of design or performance. LSI disclaims all liability with respect to the performance of preproduction product, including possible design errors by LSI.

     1.8 Production Orders. Customer will notify LSI by means of a purchase order when the Product may be started in production. All production product will be subject to the Terms of Sale in Exhibit C. Customer may purchase quantities of Product designed hereunder from LSI from time-to-time in accordance with Customer's needs and pursuant to the terms and conditions agreed upon by the parties herein. Prior to discontinuing manufacture of the Product, LSI will notify Customer, allowing one year to place a final order for delivery within 18 months of such notice.

2. SHARED DEVELOPMENT ENGINEERING COSTS AND CHARGES

     2.1 Product Costs. The initial estimated costs for development of the Product are noted in the ASIC Development Proposal for the requested Product. Each ASIC Development Proposal stipulates total LSI costs as well as charges to Customer. In cases where development costs to LSI exceed the charge to Customer, it will be so noted on the ASIC Development Proposal as "LSI Contribution to the Development". This format will be proposed as Shared Development Engineering Costs and Charges to Customer.

     2.2 Adjustments to Product Costs. Except as otherwise provided, LSI will assume the risk of cost increases incurred by LSI beyond the initial quotation, subject to there being no change in the agreed upon assumptions for such estimates. If Customer makes any change to the specification and/or the SOW for the Product that affects such assumptions or otherwise causes an increase in LSI's quoted costs, LSI will make an appropriate determination of such increased costs to be borne by Customer and will notify Customer thereof. Customer acceptance of any such determination will be presumed unless Customer has notified LSI to the contrary in writing within ten days thereafter. If Customer does not accept such increased costs, the parties will mutually determine the future status of the project.

     2.3 Shared Development Milestone Payments. Customer will pay applicable Charges to LSI in accordance with the following schedule of milestones:

          At Placement of Order ("APO")           10%
          Initial Netlist Review ("INR")          10%
          Placement Timing Review ("PTR")         30%
          Final Design Review ("FDR")             30%
          Test Program Gen/Proto Ship ("TPR")     20%

          Successful completion of such milestones will entitle LSI to receipt of such contributions and to invoice Customer therefor. Payment terms are net 30 days from invoice date. Customer will be responsible for any and all applicable taxes associated with such payments.


LSI LOGIC CONFIDENTIAL                 2                           TERMS OF SALE

3.   DESIGN CANCELLATIONS

Prior to the delivery of prototypes, Customer may cancel the design and engineering work under the SOW for the Product by written notice to LSI, whereupon LSI will cease work in connection with the Product and invoice Customer for a percentage of the total Shared Development Engineering Charges specified below through the next applicable milestone. The payment terms are net 30 days from invoice date.

NOTICE OF CANCELLATION RECEIVED BY LSI                                               DESIGN CANCELLATION FEE
                                                                                     (cumulative %)
After Design Kick-off Review but before First Netlist Review                         20%
After Initial Netlist Review but before Trial Layout Review                          50%
After Trial Layout Review but before Placement & Timing Review                       60%
After Placement & Timing Review but before Final Design Review                       80%
After Final Design Review but before Program Release and Prototype Shipment          90%
After Program Release & Prototype Shipment but before Prototype Approval Review      100%
After Prototype Approval Review                                                      100%

4.   INTELLECTUAL PROPERTY

     4.1 Exchange of Intellectual Property. Each party may release intellectual property to the other party for purposes of performing the design and engineering activities stipulated in the SOW. All intellectual property released hereunder will be in accordance with the terms of the Intellectual Property Release Form in Exhibit A.

     4.2 Releases to EDA Vendors. LSI's flexStream(R) design system utilizes certain third-party EDA tools in addition to LSI's proprietary tools. In order to resolve a design-specific bug in a third-party tool, LSI may need to send test cases derived from a customer design ("Test Cases") to a certain EDA vendor. In order for LSI to do this efficiently and expediently, and to minimize delays in completing the design, LSI will provide Test Cases to the appropriate EDA vendor from time-to-time as necessary. LSI will deliver Test Cases to the EDA vendor only when design-specific bugs are found. Prior to the release of Test Cases, LSI will have in place a confidentiality agreement with the applicable EDA vendor that requires the EDA vendor to protect the confidential and proprietary information of Customer. Before of Agreement is exercised, Gadzoox must be notified in writing.

     4.3 Special Tooling and Data. Subject to Section 4.4 below, LSI agrees not to use specifications provided by Customer or any customized ASIC netlist, database, test vectors, or tooling generated exclusively for the Product in the course of development other than for the manufacture of the Product on behalf of Customer. Customer acknowledges and agrees that place and route data, database tapes, mask sets, and other customized data relating to the Product contain proprietary information of LSI and Customer, and such materials will therefore remain in the custody of LSI at all times, except as is noted above in 4.2 above. Upon request of Customer, however, LSI will destroy such materials produced for Customer and provide certification thereof.

     4.4 Intellectual Property Rights. LSI or its licensors will own and retain all intellectual property rights (including, without limitation, mask work rights) associated with any and all circuitry design components and process technology furnished by LSI in connection with the design, development, or manufacture of the Product, including, but, not limited to, (i) all base-array layers,
          (ii) all library elements (including any design cores, SPICE models, megafunctions or macrocells furnished to Customer), and (iii) all modifications of any such library elements ((i), (ii), (iii) collectively as "LSI Elements"). Customer will own and retain all intellectual property rights in (i) all intellectual property furnished to LSI by Customer, including specifications provided by Customer, and (ii) the mask work rights subsisting in the Product as a whole, subject to LSI's ownership of the mask work rights subsisting in the LSI Elements.

     4.5 Inventions. LSI will own any process, pattern, device, or other invention discovered by LSI in the course of performing this Agreement. If Customer discovers any process, pattern, device, or other invention in the course of designing or developing the Product, LSI will automatically acquire a fully paid, perpetual, worldwide license to use such invention in connection with manufacture of the Product. The parties will be deemed joint owners of any invention that is jointly discovered.


LSI LOGIC CONFIDENTIAL                 3                           TERMS OF SALE

5. CONFIDENTIAL INFORMATION

Each party acknowledges that materials received from the other party may be considered confidential and proprietary ("Confidential Information"). Confidential information may be furnished in any tangible or intangible form including, but not limited to, writings, drawings, computer tapes and other electronic media, email, samples, and verbal communications. Any information disclosed by one party to the other by any of the foregoing means which would ordinarily be regarded as confidential in the course of business will be deemed Confidential Information. Neither party will disclose such information to any third party without the prior written consent of the other party. Each party will protect such information from disclosure to others with at least the same degree of care as such party exercises to protect its own information of similar type and importance, but in no event with less than reasonable care. These obligations of confidentiality will survive the expiration, termination, or cancellation of this Agreement for a period of three (3) years; provided, however, the obligation of confidentiality will not apply, or will cease to apply, to any information which:

     (a)  was known to the receiving party prior to its receipt hereunder;

     (b)  is or becomes publicly available without breach of this Agreement;

     (c) is received from another party without an obligation of confidentiality to the disclosing party and without breach of this Agreement;

     (d) is disclosed by the disclosing party to another party without an obligation of confidentiality;

     (e) is developed independently by employees of the receiving party not having access to such information; or

     (f) is disclosed by the receiving party pursuant to court order provided that the originally disclosing party is given a reasonable opportunity to object to or restrict such disclosure requirement to the extent practicable, and then such disclosure will be permitted only subject to the terms and conditions of such order.

6. TERMINATION

     6.1 Termination for Convenience. Customer may terminate the project by giving LSI at least 30-day prior written notice of any such termination. In such event, the cancellation fee, determined as set forth in Article 3, will become immediately due and payable.

     6.2 Termination for Breach. If either party breaches a material provision of this Agreement and fails to remedy such breach within 30 days after written notice from the other party, the other party will have the right to: (a) suspend performance or payment, in whole or in part, until such breach has been remedied, (b) terminate the Agreement or purchase orders placed under the Agreement, in whole or in part, or
          (c) employ a combination of (a) and (b).

     6.3 Insolvency. If either party: (a) becomes insolvent; (b) makes an assignment for the benefit of creditors; (c) files or has filed against it a petition in bankruptcy or seeking reorganization; (d) has a receiver appointed; or (e) institutes any proceedings for liquidation or winding-up; then the other party may by written notice, in addition to other rights and remedies it may possess, immediately terminate the Agreement or any purchase orders placed hereunder.

7. FORCE MAJEURE

Neither party will be liable for damages resulting from a default in the performance of its obligations under this Agreement when caused by an act or occurrence that is beyond the reasonable control of such party, including but not limited to fire, flood, earthquake or other natural disaster, labor disputes, war or civil disturbance, shortage of materials, disruption of normal production, yield failures, carrier strike, or an interruption of electric power or utility services or mode of transportation.

8. EXPORT CONTROL

Each party will be responsible for ensuring compliance with all laws and regulations of the U.S. government, including the Export Administration Regulations administered by the Bureau of Export Administration within the Department of Commerce, relating to the export from the U.S. of technical information, technical data or products made using technical information.

LSI LOGIC CONFIDENTIAL                 4                    TERMS OF SALE

9.   DISCLAIMER

IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), CAUSED BY ANY BREACH BY EITHER PARTY OF ITS OBLIGATIONS ARISING OUT OF OR RELATING TO THE AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), EVEN IF LSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.  GENERAL

     10.1 Assignment. Neither party will assign any of its rights or privileges hereunder without the prior written consent of the other party other than to a successor in ownership of all or substantially all of the assets of the assigning party, which successor expressly assumes in writing the assignor's obligations hereunder.

     10.2 Governing Law. These Terms will be construed and interpreted in accordance with the law of the State of California (except its choice of law rules) as though made by two parties residing in California so as to be fully performed within that State.

     10.3 Waiver. No failure or delay on the part of either party in the exercise of any right or privilege hereunder will operate as a waiver thereof or of the exercise of any other right or privilege hereunder, nor will any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

     10.4 Notice. Any notice or claim provided for herein will be in writing and will be given (i) by personal delivery, effective upon delivery,
           (ii) by first class mail, postage prepaid addressed to the address first stated above for the recipient, effective one (1) business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number first indicated above for the recipient, but only if accompanied by mailing of a copy in accordance with (ii) above, effective as of the date of facsimile transmission.

     10.5 Severability. If any provision of these Terms is held to be ineffective, unenforceable or illegal for any reason, such decision will not affect the validity or enforcement of any of the remaining portions hereof.

     10.6 Other Rights. Nothing contained in these Terms will be construed as conferring by implication, estoppel, or otherwise upon either party of any third party any license or other right except, solely as to the parties hereto, the rights expressly granted hereunder.

     10.7 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by these Terms will be jointly planned and coordinated by and between the parties. Neither of the parties will act unilaterally in this regard without the prior written approval of the other party; provided, however, this approval will not be unreasonably withheld.

     10.8 Exhibits. The following Exhibits attached hereto are incorporated herein by this reference:

               Exhibit A - Intellectual Property Release Form
               Exhibit B - Prototype Approval Form
               Exhibit C - Terms of Sale (for Production Units)

     10.9 Integration; Modification. These Terms, together with the Exhibits hereto, embodies the final, complete and exclusive statement of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous representations, descriptions, courses of dealing, or agreements in regard to such subject matter. No amendment or modification of these Terms or any Exhibit hereto will be valid or binding upon the parties unless stated in writing and signed by an authorized representative of each party.

     10.10 Relationship of the Parties. The relationship of the parties hereto is that of independent contractors. Neither party, nor its agents or employees, will be deemed to be the agent, employee, joint venture partner, partner or fiduciary of the other party. Neither party will have the right to bind the other party, transact any business on behalf of or in the name of the other party, or incur any liability for or on behalf of the other party.


LSI LOGIC CONFIDENTIAL                 5                           TERMS OF SALE

These ASIC Terms of Engagement are agreed to by each party as of the Effective Date.


LSI LOGIC CORPORATION                   ----------------------------------------

By:                                     By: /s/ WAYNE RICKARD
   -------------------------------         -------------------------------------
Name:                                   Name: Wayne Rickard
     -----------------------------
Title:                                  Title: Sr. VP/CTO
      ----------------------------
Date:                                   Date: 12/20/00
     -----------------------------
                                        See Note Addition on 4.2.

LSI LOGIC CONFIDENTIAL                                             TERMS OF SALE

                                   EXHIBIT A.

                       INTELLECTUAL PROPERTY RELEASE FORM

A.   TERMS AND CONDITIONS

1.   DEFINITIONS

     1.1 "Intellectual Property" means all or any portion of either the LSI IP or the Customer IP that either party may disclose or furnish to the other party in connection with the Project (as defined below).

     1.2 "LSI IP" means ideas, know-how, inventions, designs, architecture, techniques, methods, processes and other information and data that are proprietary to LSI or its licensors based on rights under patents and patent applications, trademarks, copyrights, mask works, and trade secrets, and including but not necessarily limited to, the core (the "Core") and SPICE model (the "Model") identified below, together with associated materials, models, and documentation as identified below.

     1.3 "Customer IP" means ideas, know-how, inventions, designs, architecture, techniques, methods, processes and other information and data that are proprietary to Customer or its licensors based on rights under patents and patent applications, trademarks, copyrights, mask works, and trade secrets, including but not necessarily limited to, netlists and design specifications for the ASIC together with associated materials, models, and documentation as identified below.

     1.4 "Project" means the design, development, manufacture, and verification of the Product identified in the attached Agreement.

2.   LICENSE GRANT TO CUSTOMER

LSI grants to Customer a nonexclusive, nontransferable, revocable, royalty-free license to use the LSI IP subject to the following:

     2.1 With respect solely to the Core, Customer may create a netlist of the Product or a portion thereof incorporating the entirety of any netlist included in the Core (the "Core Netlist"), provided that, in all copies, the entirety of such Core Netlist so incorporated remains entirely unmodified and in a readily identifiable file or directory entirely segregated from any other portion of the Product netlist. In no event may any such Core Netlist or any portion thereof be otherwise incorporated into or embedded in any netlist or other integrated circuit design database. Customer may make copies of the Core Netlist solely to the extent necessary to perform the Project provided, however, in no event will Customer make more than 10 copies of such Core Netlist, including copies incorporated into any netlist of the Product. Customer will immediately notify LSI of any unauthorized copying or use of any of the Core or Core Netlist.

     2.2 With respect solely to the Model, Customer agrees that LSI will have no obligation or responsibility with respect to the results of design and simulation obtained using the Model. Customer may use only the copies of the Model provided by LSI hereunder; provided, however, Customer may possess archives of the Model that have been merged into storage media no longer accessible by Customer for operational use following completion or earlier termination of the Project. Other than as expressly stated herein. Customer agrees not to make copies of any Model or of any associated documentation.

     2.3 LSI may recommend certain third-party vendor hardware, software, and applicable configurations (collectively "Vendor IP") to Customer in connection with use of the LSI IP and for design and verification of the Product. LSI will have no responsibility to provide support, remedy defects, or respond to claims of infringement in regard to such Vendor IP if adopted by Customer. Customer accepts the full risk and responsibility of purchasing, licensing and using such Vendor IP.

3.   LICENSE GRANT TO LSI

Customer grants to LSI a nonexclusive, nontransferable, revocable, royalty-free license to use the Customer IP (and any documentation, specification, netlist, or other technical data or program generated with use of the Customer IP) solely for the purpose of performing the Project.


LSI LOGIC CONFIDENTIAL                 7                           TERMS OF SALE

4.  MUTUAL RESTRICTIONS

     1.1 All Intellectual Property received from the other party will be disclosed to employees of the receiving party solely on a need to know basis. Either party may disclose Intellectual Property of the other party to third-party contractors engaged in the Project only upon first having received prior approval from the other party and ensuring that such third-party contractor is knowingly subject to the restrictions stated in this Article 4.

     1.2 Each party may use the Intellectual Property owned by the other party (and any documentation, specification, netlist, or other technical data or program generated with use of the Intellectual Property) solely for the purpose of performing the Project.

     1.3 Each party may use the Intellectual Property owned by the other party only at the Designated Site and, if in electronic form, only on the Designated Computer identified below; provided, however, either party may change the Designated Computer and/or Designated Site upon prior written approval of the other party.

     1.4 Upon termination or expiration of the Project for any reason whatsoever, each party will immediately destroy all Intellectual Property owned by the other party (including product manuals, specifications and application notes) and all copies thereof (with the exception of back-up and archival copies) and upon request by the disclosing party furnish a certificate signed by an authorized representative attesting to such destruction.

     1.5 Neither party will disassemble, de-compile, decrypt, decode or reverse-engineer any Intellectual Property owned by the other party.

     1.6 Neither party will remove or destroy any copyright notices, proprietary markings or confidential legends placed upon or contained in the Intellectual Property or any copies thereof.

5.  OWNERSHIP

     5.1 Each party and their respective licensors, if any, will retain sole right, title, and ownership to their respective Intellectual Property and all rights (including patents, patent applications, mask works, trademarks, copyrights, and trade secrets) arising from such Intellectual Property, including, but not limited to, any and all improvements, modifications, or derivatives thereof.

     5.2 LSI may retain any mask work that embodies the Customer IP for the sole purpose of manufacturing the Product for Customer. Unless expressly agreed in writing by Customer, LSI agrees that it will not design, develop, or manufacture for itself or any other person or entity any product using such mask work or any part of the Customer IP, including any improvement, modification or derivative thereof.


LSI LOGIC CONFIDENTIAL                 8                           TERMS OF SALE

B. DESCRIPTION OF INTELLECTUAL PROPERTY

INTELLECTUAL PROPERTY TO BE RELEASED BY LSI:

[THIS IS AN EXAMPLE]

GIGABLAZE(R) G11(TM) CORE (NO. CW000502):

      System Verification Environment -- A generic environment that facilitates simulation of the GigaBlaze(R) G11(TM) core. It allows the exercise of functions such as loopback and self-test. The environment is a combination of the register transfer level ("RTL") and behavioral models.

      Unencrypted Netlist -- Versions of the netlist are provided that permit use with the LSI Toolkit, Model SIM VHDL, and Verilog XL.

      Encrypted RTL for Model Sim VHDL Simulator

      GigaBlaze(R) G11(TM) documentation set, consisting of the GigaBlaze(R) G11(TM) Design Manual

G11(TM) SPICE MODEL:

            I/O:              Internal:
                -----------            -----------

            Preliminary:               Final:      X      (check one)
                        -----------          ------------

(Note: LSI Engineering Services tracks all deliverables released from LSI.)

INTELLECTUAL PROPERTY TO BE RELEASED BY CUSTOMER:

Specifications, register transfer logic, netlists, test vectors, synthesis scripts, and tech bench related to the Product.

-------------------------------------------------------------------------------

DESIGNATED COMPUTERS FOR INSTALLATION OF INTELLECTUAL PROPERTY PROVIDED BY LSI AND CUSTOMER:

-------------------------------------------------------------------------------
   INTELLECTUAL PROPERTY    NO. OF COPIES    PLATFORM         HOST ID
-------------------------------------------------------------------------------
GigaBlaze(R) G11(TM) core
-------------------------------------------------------------------------------
G11(TM) SPICE Model
-------------------------------------------------------------------------------
(Customer IP)
-------------------------------------------------------------------------------
(Customer IP)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


LSI LOGIC CONFIDENTIAL                 9                           TERMS OF SALE

                                   EXHIBIT B.

                            PROTOTYPE APPROVAL FORM

                          LSI LOGIC PROTOTYPE APPROVAL

Date:
     -------------------------

Customer:
                      ---------------------------
Customer Part Number:
                      ---------------------------
LSI Part Number:
                      ---------------------------
LSI Package/Chip/Flow:
                      ---------------------------

Customer acknowledges that the prototypes of the above stated LSI part number have been fully evaluated by Customer, and these prototypes meet the specifications and requirements of the Customer.

The customer also acknowledges that all production orders for this device will be tested to the same test program as these prototypes. Any modification to the current test program requires written approval from LSI engineering and may impact unit pricing, SDE charges and delivery.

Processing of a production purchase order cannot proceed until this signed Approval Form and a completed Product Configuration and Mark Specification are received by LSI Logic Customer Service.

LSI LOGIC CORPORATION (AUTHORIZED REP)       CUSTOMER

By:                                          By:
   -------------------------------              ------------------------------

Name:                                        Name:
     -----------------------------                ----------------------------

Title:                                       Title:
      ----------------------------                 ---------------------------

Date:                                        Date:
     ------------------------------               ----------------------------

TO LSI LOGIC AUTHORIZED REP:
RETURN THIS SIGNED CUSTOMER APPROVAL TO THE FOLLOWING DISTRIBUTION:

__ Legal; Customer Contracts (original)

__ Field Sales Engineer

__ Design Center

__ Customer Service

LSI LOGIC CONFIDENTIAL                 10                          TERMS OF SALE

Notwithstanding the above. LSI shall have no obligation to indemnify or hold Customer harmless with respect to any Claim of infringement, disclosure or misuse of any intellectual property rights arising out of or relating to either
(i) the combination of one or more LSI library elements with any other circuitry in the design of any product, (ii) the combination or incorporation of any product or of elements of any product supplied by LSI with any other product, end item, or subassembly, (iii) the use or incorporation in any product of any design, technique or specification furnished by Customer, or
(iv) any infringement based on protocols (including MPEG technologies and IEEE
1394) established by standards bodies. Customer will defend and indemnify LSI from and against any liability, damages, cost or expense (including attorney's fees) arising out of any such Claim asserted against LSI arising out of or relating to any act or condition described in clauses (i), (ii), (iii), or (iv) above; provided, however, LSI agrees to give Customer prompt written notice of any Claim, full authority to defend and settle such Claim, and reasonable assistance (at Customer's expense) as may be requested by Customer.

9. LIMITED WARRANTY. LSI warrants that production units manufactured by LSI will be free from defects in material and workmanship under normal use and service for a period of one year from the date of shipment to Customer. LSI's obligations under this limited warranty are limited to replacing or repairing or giving credit for, at its option, at its factory, any of the products which shall, within one year after shipment, be returned to LSI, transportation charges prepaid, and which are, after examination, disclosed to the satisfaction of LSI to be defective. Any product which has either been repaired or replaced by LSI under the terms of this limited warranty shall have warranty coverage for the remaining period of time of the originally shipped product. EXCEPT FOR THE LIMITED WARRANTY STATED IN THIS SECTION, ALL WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, WITH RESPECT TO ANY PRODUCT OR OTHER ITEMS DELIVERED HEREUNDER, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED. THE REMEDIES SET FORTH IN THIS SECTION ARE EXCLUSIVE. NO INDIVIDUAL IS AUTHORIZED TO GIVE ANY OTHER WARRANTY ON BEHALF OF LSI.

This limited warranty does not apply to die or any other products which are not finished and fully encapsulated, or to products which have been repaired or altered (except by LSI) or which shall have been subjected to misuse, negligence, or accident. PRODUCTS WHICH ARE NOT FINISHED AND FULLY ENCAPSULATED ARE SOLD STRICTLY "AS IS."

10. CONFIDENTIAL INFORMATION. Customer acknowledges that materials received from LSI may be considered confidential and proprietary ("Confidential Information"). Customer agrees to maintain in confidence such information which, if disclosed in writing, is identified and marked as confidential (or with words of similar import) at the time of its disclosure (or which, if disclosed verbally, is designated confidential at the time of disclosure and is summarized and identified as confidential in a writing delivered to the receiving party within 30 days after the disclosure). All information disclosed in electronic form shall be deemed confidential. Customer shall not disclose such information to any third party without the prior written consent of LSI. Customer shall protect such information from disclosure to others with at least the same degree of care as Customer exercises to protect its own information of similar type and importance. The obligations of confidentiality and protection required by this Article 10 shall survive the expiration, termination, or cancellation of this Agreement for a period of five years. The obligation of confidentiality shall not apply, or shall cease to apply, to any information which: (a) was known to Customer prior to its receipt hereunder; (b) is or becomes publicly available without breach of these Terms of Sale; (c) is received from another party without an obligation of confidentiality to LSI;
(d) is disclosed by LSI to another party without an obligation of confidentiality; or (e) is developed independently by employees of Customer not having access to such information.

11. FORCE MAJEURE. Neither party shall have any liability for delays or failures in performance of any obligation hereunder that are caused by any act or occurrence that is beyond the reasonable control of such party, including but not limited to fire, flood, earthquake or other natural disaster, shortages of materials, labor disputes, war or civil disturbance, disruption of normal product. Y2K issues, or an interruption of the means of transportation. In such event, the performance of the affected party shall be excused for the time that such event continues.

12. EXPORT CONTROL. Upon delivery of product to the carrier. Customer shall be responsible for ensuring compliance with all applicable export laws and regulations relating to the export of technical information, data, or products received from LSI.

13. LIMITATION ON DAMAGES. CUSTOMER MAY NOT RECOVER DAMAGES FROM LSI IN CONNECTION WITH ANY "CLAIM" WITH RESPECT TO A PRODUCT IN AN AMOUNT IN EXCESS OF 10% OF THE AGGREGATE CONSIDERATION PAID BY CUSTOMER TO LSI WITH RESPECT TO THE PRODUCT OVER THE 12-MONTH PERIOD PRECEDING ACCRUAL OF THE CLAIM. As used herein, "CLAIM" shall mean one or more claims (whether sounding in contract or in tort (arising out of any breach, or related breaches, of this Agreement (or arising out of any act or omission, or related series of acts or omissions by LSI or its suppliers or contractors occurring in connection with performance under this Agreement) with respect to a product ordered by Customer.

14. DISCLAIMER. IN NO EVENT WILL LSI BE LIABLE FOR ANY SPECIAL, INDIRECT, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), CAUSED BY ANY BREACH BY LSI OF ITS OBLIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), EVEN IF LSI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

15. HIGH RISK USES. All products are manufactured solely for standard commercial applications and are not intended for use in any critical safety system, life-support system, medical device, nuclear facility, military device, satellite, or aviation equipment. LSI DISCLAIMS ANY AND ALL LIABILITY IN CONNECTION WITH USE OF THE PRODUCT FOR ANY OF THE FOREGOING PURPOSES.

16. ASSIGNMENT. Except for LSI's right to payment accruing hereunder, neither party shall assign any of its rights or privileges hereunder without the prior written consent of the other party other than to a successor in ownership of all or substantially all of the assets of the assigning party, which successor expressly assumes in writing the assignor's obligations hereunder.

17. GOVERNING LAW. These Terms shall be construed and interpreted in accordance with the law of the State of California (except its choice of law rules) as though made by two parties residing in and fully performed within that State.

18. WAIVER. No failure or delay on the part of either party in the exercise of any right or privilege hereunder shall operate as a waiver thereof or of the exercise of any right or privilege hereunder nor shall any single or partial exercise of any such right or privilege preclude other or further exercise thereof or of any other right or privilege.

19. NOTICE. Any notice or claim provided for herein shall be in writing and shall be given (i) by personal delivery, effective upon delivery, (ii) by first class mail, postage prepaid, effective one business day after proper deposit in the mail, or (iii) by facsimile directed to the facsimile number provided by the recipient, but only if accompanied by mailing of a copy, effective as of the date of transmission.


LSI CONFIDENTIAL INFORMATION                            ASIC TERMS OF ENGAGEMENT
                                       12                         8/00

                                   EXHIBIT C

                                                           LSI LOGIC CORPORATION
                                                           TERMS OF SALE

THESE TERMS OF SALE GOVERN ALL SALES OF ASIC AND STANDARD PRODUCTS BY LSI. ACCEPTANCE OF A PURCHASE ORDER IS CONDITIONAL UPON CUSTOMER'S ASSENT TO THESE TERMS OF SALE IN LIEU OF ANY TERMS STATED ON THE CUSTOMER'S PURCHASE ORDER. A FAILURE TO OBJECT TO THE PROVISIONS CONTAINED IN ANY COMMUNICATION FROM CUSTOMER SHALL NOT BE DEEMED A WAIVER OF THESE TERMS OF SALE. ALL REFERENCES HEREIN TO STANDARD PRODUCTS SHALL INCLUDE ASSP PRODUCTS.

1. PRICES. Prices will be consistent with LSI's current price list or a quotation provided to Customer, as applicable. Prices do not include any taxes that may be applicable to the products sold under this Agreement. All applicable taxes (other than taxes based on the net income of LSI) are the responsibility of Customer, and Customer agrees to pay such taxes unless Customer has provided a valid tax-exemption certificate to LSI prior to product shipment.

2. PAYMENT TERMS. Payment terms are net 30 days from invoice date. LSI may periodically request financial information from Customer to review credit terms and, based on such review, may in its sole discretion require different payment terms.

3. DELIVERY, TITLE, RISK OF LOSS. All sales and deliveries are FOB (port of shipment) (For international shipments, the terms shall be FCA (port of shipment) as defined in the INCOTERMS 1990) and title and risk of loss or damage shall pass to the Customer upon delivery to the carrier, unless otherwise indicated. Unless Customer provides written shipping instructions, LSI may select the carrier and mode of shipment without assuming any liability for loss, theft or delay. All shipping dates are estimates only. Partial and/or installment shipments are authorized. In the event of delivery delays due to contingencies beyond its reasonable control, LSI may allocate production and delivery among its customers.

4. PRODUCT ACCEPTANCE. Customer shall accept any product ordered that conforms to the product specifications. (In the case of ASIC, this means product that conforms to the test parameters in the applicable Engineering Design Review.) Failure by Customer to give written notice of rejection within 30 days of shipment (or 90 days of first customer shipment for any given platform) shall be deemed acceptance following inspection. If Customer notifies LSI within the applicable period that product is nonconforming, then upon approval from LSI, Customer may return such product to LSI in accordance with the LSI material return procedure, accompanied by a written explanation of the reasons for the return.

5. MODIFICATION AND SUBSTITUTION, DISCONTINUED DESIGNS. LSI may modify the specifications of Standard Products and substitute Standard Products manufactured to such modified specifications at any time without prior notice to Customer, provided such Standard Products substantially conform to the form, fit and function of the original product. LSI will provide Customer with the current specifications pertaining to each Standard Product. LSI may, at its own discretion, provide Customer with notice of a modification of specifications for Standard Products and offer Customer the opportunity to place final orders for the unmodified version of such Standard Products. LSI may at any time cease production of any product. Prior to discontinuing such product, LSI will provide Customer with one year notice and an opportunity to place orders for delivery within 18 months following said notice.

6. TERMINATION. If either party defaults on a material provision and, when the default is non-monetary, does not cure such default within 60 days after written notice thereof is received from the other party, the other party shall have the right at its option to suspend performance or payment, in whole or in part, until such default is cured, or terminate the purchase orders placed, in whole or in part or a combination thereof. If either party becomes insolvent, makes an assignment for the benefit of creditors, files or has filed against it a petition in bankruptcy or seeking reorganization, has a receiver appointed, or institutes any proceedings for liquidation or winding up, then the other party may, in addition to other rights and remedies it may have, terminate any purchase orders immediately by written notice.

7. RESCHEDULING, CANCELLATION. Customer may reschedule a purchase order one time, postponing shipment not more than 45 days. Notice of rescheduling shall be given in writing not less than 45 days prior to the original shipment date. Customer may cancel a purchase order for product subject to payment of a cancellation fee. Orders for Standard Products shall be non-cancelable within 30 days of the currently scheduled shipment date. The cancellation fee for ASIC, preproduction, and all build-to-order product will be the ratio of the purchase price, as follows:

     Notice                                                  Cancellation Fee
     ------                                                  ----------------
Before start of wafer fab                                           0%

After start of fab but before start of assembly                    65%

After start of assembly                                           100%

8. INFRINGEMENT. Except as set forth below, LSI agrees to defend Customer from and against any and all claims, demands and actions ("Claim") brought against Customer based upon any alleged infringement of U.S. patents, copyrights or mask work rights owned by third parties by any product purchased by Customer from LSI, or upon any alleged disclosure or misuse by LSI of trade secrets of a third party in connection with the design or production of any product. LSI agrees to pay any money damages (other than attorney's fees and exemplary or punitive damages) awarded against Customer attributable solely to any such infringement, disclosure, or misuse. As a condition thereof, Customer shall give LSI prompt written notice of any Claim, full authority to defend and settle such Claim, and all reasonable assistance requested by LSI. If, as a result of a Claim, Customer is enjoined from selling, using, or otherwise disposing of the product purchased from LSI, then LSI will, at its option,
(i) procure for Customer the right to sell and use the product, (ii) provide Customer with replacement product that is non-infringing and meets the same functional specifications as the product, or (iii) if LSI cannot procure such rights or furnish such replacement product on commercially reasonable terms, refund to Customer the full purchase price actually paid for the infringing product. THIS SECTION STATES THE ENTIRE LIABILITY OF LSI AND THE EXCLUSIVE REMEDY OF CUSTOMER WITH RESPECT TO INFRINGEMENT. EXCEPT AS EXPRESSLY STATED IN THIS SECTION, ALL WARRANTIES AGAINST INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, STATUTORY, EXPRESS OR IMPLED, ARE HEREBY DISCLAIMED.


LSI LOGIC CONFIDENTIAL                 11                          TERMS OF SALE

20. SEVERABILITY. If any provision of these Terms is held to be ineffective, unenforceable or illegal for any reason, such decision shall not effect the validity or enforcement of any or all of the remaining portions hereof.

21. MODIFICATION. No amendment or modification of these Terms shall be valid or binding upon the parties unless in writing and signed by an officer of each party, and NO LSI EMPLOYEE OR REPRESENTATIVE HAS ANY AUTHORITY OTHERWISE TO BIND LSI TO ANY OBLIGATION OR LIABILITY NOT EXPRESSLY STATED HEREIN.

22. GOVERNMENT PROCUREMENTS. If these Terms are entered into as a first tier or lower tier subcontract under a U.S. Government prime contract, Customer warrants, represents and agrees that no "technical data" (as defined at DoD FAR Supp. 252.227-7013) deliverable to Customer under this Agreement is deliverable (or will be delivered by the Customer to the U.S. Government or any other third party.


LSI CONFIDENTIAL INFORMATION                            ASIC TERMS OF ENGAGEMENT
                                         13                           8/00